                                                                    EXHIBIT 10.1

================================================================================


                NEWPARK RESOURCES, INC. (a Delaware corporation)
             SOLOCO, L.L.C. (a Louisiana limited liability company)
                SOLOCO TEXAS, L.P. (a Texas limited partnership)
                BATSON-MILL, L.P. (a Texas limited partnership)
         NEWPARK TEXAS, L.L.C. (a Louisiana limited liability company)
                NEWPARK HOLDINGS, INC. (a Louisiana corporation)
                NEWPARK ENVIRONMENTAL MANAGEMENT COMPANY, L.L.C.
                    (a Louisiana limited liability company)
                  NEWPARK ENVIRONMENTAL SERVICES OF TEXAS L.P.
                         (a Texas limited partnership)
              NEWPARK DRILLING FLUIDS, INC. (a Texas corporation)
              SUPREME CONTRACTORS, INC. (a Louisiana corporation)
                 EXCALIBAR MINERALS, INC. (a Texas corporation)
   EXCALIBAR MINERALS OF LA., L.L.C. (a Louisiana limited liability company)
               CHEMICAL TECHNOLOGIES, INC. (a Texas corporation)
       NEWPARK TEXAS DRILLING FLUIDS, L.P. (a Texas limited partnership)
             NES PERMIAN BASIN, L.P. (a Texas limited partnership)
         NEWPARK ENVIRONMENTAL SERVICES, INC. (a Delaware corporation)
                    NID, L.P. (a Texas limited partnership)
            BOCKMON CONSTRUCTION COMPANY, INC. (a Texas corporation)
                NEWPARK ENVIRONMENTAL SERVICES MISSISSIPPI, L.P.
                      (a Mississippi limited partnership)
         NEWPARK SHIPHOLDING TEXAS, L.P. (a Texas limited partnership)
            MALLARD & MALLARD OF LA., INC. (a Louisiana corporation)

                                  $125,000,000


                    8-5/8% Senior Subordinated Notes due 2007



                               PURCHASE AGREEMENT
                               ------------------


Dated:  December 10, 1997


================================================================================

                               Table of Contents

SECTION 1.  Representations and Warranties....................................................      4
     (a)    Representations and Warranties by the Company and the
            Guarantors........................................................................      4
            (i)      Similar Offerings........................................................      4
            (ii)     Offering Memorandum......................................................      4
            (iii)    Independent Accountants..................................................      4
            (iv)     Financial Statements.....................................................      4
            (v)      No Material Adverse Change in Business...................................      5
            (vi)     Good Standing of the Company.............................................      5
            (vii)    Good Standing of Subsidiaries............................................      5
            (viii)   Capitalization...........................................................      6
            (ix)     Authorization of Agreements..............................................      6
            (x)      Authorization of the Indenture...........................................      7
            (xi)     Authorization of the Securities and the Guarantees.......................      7
            (xii)    Description of the Securities, the Guarantees and the Indenture..........      8
            (xiii)   Absence of Defaults and Conflicts........................................      8
            (xiv)    Absence of Labor Dispute.................................................      9
            (xv)     Absence of Proceedings...................................................      9
            (xvi)    Possession of Intellectual Property......................................      9
            (xvii)   Absence of Further Requirements..........................................     10
            (xviii)  Possession of Licenses and Permits.......................................     10
            (xix)    Title to Property........................................................     11
            (xx)     Tax Returns..............................................................     11
            (xxi)    Insurance................................................................     11
            (xxii)   Solvency.................................................................     12
            (xxiii)  Offering Material Distribution...........................................     12
            (xxiv)   Related Party Transactions...............................................     12
            (xxv)    Absence of Defaults on Senior Indebtedness...............................     12
            (xxvi)   Environmental Laws.......................................................     12
            (xxvii)  Investment Company Act...................................................     13
            (xxviii) Credit Facility..........................................................     13
            (xxix)   Rule 144A Eligibility....................................................     13
            (xxx)    No General Solicitation..................................................     13
            (xxxi)   No Registration Required.................................................     14
            (xxxii)  No Directed Selling Efforts..............................................     14
            (xxxiii) PORTAL...................................................................     14
     (b)    Officer's Certificates............................................................     14


SECTION 2.  Sale and Delivery to Initial Purchasers; Closing...................................    14
     (a)    Securities and Guarantees..........................................................    14
     (b)    Payment............................................................................    15
     (c)    Qualified Institutional Buyer......................................................    15
     (d)    Denominations; Registration........................................................    15

SECTION 3.  Covenants of the Company and the Guarantors........................................    16
     (a)    Offering Memorandum................................................................    16
     (b)    Notice and Effect of Material Events...............................................    16
     (c)    Amendment to Offering Memorandum And Supplements...................................    16
     (d)    Qualification of Securities and Guarantees for Offer and Sale......................    17
     (e)    Integration........................................................................    17
     (f)    Rating of Securities...............................................................    17
     (g)    Use of Proceeds....................................................................    17
     (h)    Restriction on Sale of Securities..................................................    17
     (i)    DTC Clearance......................................................................    17
     (j)    Legends............................................................................    18
     (k)    Periodic Reports...................................................................    18

SECTION 4.  Payment of Expenses................................................................    18
     (a)    Expenses...........................................................................    18
     (b)    Termination of Agreement...........................................................    18

SECTION 5.  Conditions of Initial Purchasers' Obligations......................................    18
     (a)    Opinion of Counsel for Company and the Guarantors..................................    19
     (b)    Opinion of Counsel for Initial Purchasers..........................................    19
     (c)    Officers' Certificate..............................................................    19
     (d)    Accountant's Comfort Letter........................................................    20
     (e)    Bring-down Comfort Letter..........................................................    20
     (f)    Maintenance of Rating..............................................................    20
     (g)    PORTAL.............................................................................    20
     (h)    Registration Rights Agreement and Indenture........................................    20
     (i)    Additional Documents...............................................................    21
     (j)    Termination of Agreement...........................................................    21

SECTION 6.  Subsequent Offers and Resales of the Securities and the Guarantees.................    21
     (a)    Offer and Sale Procedures..........................................................    21
            (i)      Offers and Sales only to Qualified Institutional Buyers...................    21
            (ii)     No General Solicitation...................................................    21
            (iii)    Purchases by Non-Bank Fiduciaries.........................................    21
            (iv)     Subsequent Purchaser Notification.........................................    22
            (v)      Restrictions on Transfer..................................................    22
     (b)    Covenants of the Company and the Guarantors........................................    22
            (i)      Due Diligence.............................................................    22
            (ii)     Integration...............................................................    23

            (iii)    Rule 144A Information.....................................................    23
            (iv)     Restriction on Repurchases................................................    23
     (c)    Resale Pursuant to Rule 903 of Regulation S or Rule 144A...........................    23

SECTION 7.  Indemnification....................................................................    24
     (a)    Indemnification of Initial Purchasers..............................................    24
     (b)    Indemnification of Company, Guarantors and Directors...............................    25
     (c)    Actions against Parties; Notification..............................................    26
     (d)    Settlement without Consent if Failure to Reimburse.................................    27

SECTION 8.  Contribution.......................................................................    27

SECTION 9.  Representations Warranties and Agreements to Survive Delivery......................    28

SECTION 10. Termination of Agreement...........................................................    29
     (a)    Termination; General...............................................................    29
     (b)    Liabilities........................................................................    29

SECTION 11. Default by One or More of the Initial Purchasers...................................    29

SECTION 12. Notices............................................................................    30

SECTION 13. Parties............................................................................    30

SECTION 14. GOVERNING LAW AND TIME.............................................................    30

SECTION 15. Effect of Headings.................................................................    31

                NEWPARK RESOURCES, INC. (a Delaware corporation)
             SOLOCO, L.L.C. (a Louisiana limited liability company)
                SOLOCO TEXAS, L.P. (a Texas limited partnership)
                BATSON-MILL, L.P. (a Texas limited partnership)
         NEWPARK TEXAS, L.L.C. (a Louisiana limited liability company)
                NEWPARK HOLDINGS, INC. (a Louisiana corporation)
                NEWPARK ENVIRONMENTAL MANAGEMENT COMPANY, L.L.C.
                    (a Louisiana limited liability company)
                  NEWPARK ENVIRONMENTAL SERVICES OF TEXAS L.P.
                         (a Texas limited partnership)
              NEWPARK DRILLING FLUIDS, INC. (a Texas corporation)
              SUPREME CONTRACTORS, INC. (a Louisiana corporation)
                 EXCALIBAR MINERALS, INC. (a Texas corporation)
   EXCALIBAR MINERALS OF LA., L.L.C. (a Louisiana limited liability company)
                CHEMICAL TECHNOLOGIES,INC. (a Texas corporation)
       NEWPARK TEXAS DRILLING FLUIDS, L.P. (a Texas limited partnership)
             NES PERMIAN BASIN, L.P. (a Texas limited partnership)
         NEWPARK ENVIRONMENTAL SERVICES, INC. (a Delaware corporation)
                    NID, L.P. (a Texas limited partnership)
            BOCKMON CONSTRUCTION COMPANY, INC. (a Texas corporation)
                NEWPARK ENVIRONMENTAL SERVICES MISSISSIPPI, L.P.
                      (a Mississippi limited partnership)
         NEWPARK SHIPHOLDING TEXAS, L.P. (a Texas limited partnership)
            MALLARD & MALLARD OF LA., INC. (a Louisiana corporation)



                                  $125,000,000



                    8-5/8% Senior Subordinated Notes due 2007

                               PURCHASE AGREEMENT
                               ------------------

                                                               December 10, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
Deutsche Morgan Grenfell Inc.
Salomon Brothers Inc
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

     Newpark Resources, Inc., a Delaware corporation (the "Company"), and each of the Guarantors listed on Schedule B hereto (the "Guarantors") confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Initial Purchasers named in Schedule A hereto (collectively, the "Initial Purchasers", which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to (i) the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $125,000,000 aggregate principal amount of the Company's Senior Subordinated Notes due 2007 (the "Securities") and (ii) the issue and sale by the Guarantors and the purchase by the Initial Purchasers, acting severally and not jointly, of the senior subordinated guarantees (the "Guarantees") of the Company's obligations under the Securities. The Securities and the Guarantees are to be issued pursuant to an indenture dated as of December 17, 1997 (the "Indenture"), among the Company, the Guarantors and State Street Bank and Trust Company, as trustee (the "Trustee"). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b)) (the "DTC Agreement"), among the Company, the Guarantors, the Trustee and DTC.

     The Company and the Guarantors understand that the Initial Purchasers propose to make an offering of the Securities and the Guarantees on the terms and in the manner set forth herein and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities and the Guarantees to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Securities and the Guarantees are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the

"1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities, the Guarantees and the Indenture, investors that acquire Securities and Guarantees may resell or otherwise transfer such Securities and Guarantees only if such Securities and Guarantees are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission")).

     The Company and the Guarantors have prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated November 21, 1997 (the "Preliminary Offering Memorandum") and have prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated December 17, 1997 (the "Final Offering Memorandum"), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities and the Guarantees. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company and the Guarantors to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities and the Guarantees.

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Offering Memorandum.

     The holders of the Securities and the Guarantees will be entitled to the benefits of the registration rights agreement to be dated as of the Closing Time referred to in Section 2(b) hereof (the "Registration Rights Agreement"), among the Company, the Guarantors and the Initial Purchasers, pursuant to which the Company will agree to file, as soon as practicable after the Closing Time but in any event within 45 days of the Closing Time, a registration statement with the Commission registering the Exchange Securities (as defined in the Registration Rights Agreement), consisting of the 8-5/8% Senior Subordinated Notes due 2007, Series B, to be issued by the Company (the "Exchange Notes") and the related guarantees to be issued by the Guarantors (the "Exchange Guarantees"), under the 1933 Act.

     SECTION 1.  Representations and Warranties.

     (a) Representations and Warranties by the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, represent and warrant to each Initial Purchaser as of the date hereof and as of the Closing Time and agree with each Initial Purchaser as follows:

          (i) Similar Offerings. The Company and the Guarantors have not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities and the Guarantees in a manner that would require the Securities and the Guarantees to be registered under the 1933 Act.

          (ii) Offering Memorandum. The Offering Memorandum does not, and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum. The documents incorporated by reference or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (or as subsequently amended) complied and will comply in all material respects with the applicable requirements of the 1934 Act and the applicable rules and regulations of the Commission thereunder and, when read together with the other information in the Offering Memorandum, at the date of the Offering Memorandum and at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Offering Memorandum are independent certified public accountants with respect to the Company, the Guarantors and their respective subsidiaries within the meaning of Regulation S-X promulgated under the 1933 Act.

          (iv) Financial Statements. The financial statements, together with the related schedules and notes, included in the Offering Memorandum and the documents incorporated by reference therein present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as otherwise indicated therein. The selected financial data and the summary financial information included in the Offering Memorandum present fairly the information shown therein and, except as otherwise indicated therein, have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum.

          (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) with the exception of the 5% stock dividend on the Company's common stock, par value $.01 per share (the "Common Stock"), effective December 1995, the two-for-one split of the Common Stock effective May 30, 1997 and the 100% stock dividend on the Company's Common Stock paid by the Company on November 26, 1997, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock during the periods covered by the financial statements included in the Offering Memorandum.

          (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Indenture, the Securities, the Exchange Securities and the DTC Agreement and to enter into and consummate all the transactions in connection therewith as contemplated in the Offering Memorandum; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vii) Good Standing of Subsidiaries. Each subsidiary of the Company, (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized or formed and is validly existing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its formation. Each Subsidiary that is a corporation or limited liability company is in good standing under the laws of the jurisdiction of its formation. Each Subsidiary has the power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified or registered as a foreign entity to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, and, with respect to each Subsidiary that is a corporation or limited liability company, is in good standing in each such jurisdiction, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each Subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through the Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Subsidiaries that are corporations was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter or by-laws of any Subsidiary or under any agreement to which the Company or any Subsidiary is a party. The partner interests in each Subsidiary that is a limited partnership and the membership interests in each Subsidiary that is a limited liability company have been validly issued and fully paid and are owned by the Company, directly or through the Subsidiaries, free and clear of any liens, claims, encumbrances or other similar rights in favor of third parties. All of the Subsidiaries of the Company are listed in Schedule B attached hereto.

          (viii) Capitalization. The authorized, issued and outstanding capital stock of the Company was at the date indicated in the Offering Memorandum as set forth in the financial statements, including the schedules and notes, included in the Offering Memorandum (except for subsequent issuances, if any, pursuant to acquisition transactions or employee benefit plans referred to in the Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company arising by operation of law, under the charter of by-laws of the Company, under any agreement to which the Company or any of the Subsidiaries is a party or otherwise.

          (ix) Authorization of Agreements. This Agreement, the Registration Rights Agreement and the DTC Agreement have been duly authorized by the Company, and this Agreement and the Registration Rights Agreement have each been duly authorized by each of the Guarantors. This Agreement has been duly executed and delivered by the Company and each of the Guarantors. As of the Closing Time (A) the Registration Rights Agreement will have been duly executed and delivered by the Company and each of the Guarantors and
     (B) the

     DTC Agreement will have been duly executed and delivered by the Company. Upon the execution and delivery thereof by the Company and each of the Guarantors, the Registration Rights Agreement will constitute a valid and binding obligation of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (the "Enforcement Exception"). Upon the execution and delivery thereof by the Company, the DTC Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by the Enforcement Exception.

          (x) Authorization of the Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors and, at the Closing Time, will have been duly executed and delivered by the Company and each of the Guarantors and will constitute a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by the Enforcement Exception.

          (xi) Authorization of the Securities and the Guarantees. The Securities and the Guarantees have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Enforcement Exception, and will be in the form contemplated by, and entitled to the benefits of, the Indenture. The Guarantees have been duly authorized by the Guarantors and, at the Closing time, will have been duly executed by the Guarantors and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by the Enforcement Exception, and will be in the form contemplated by, and entitled to the benefits of, the Indenture. The Exchange Notes have been duly authorized by the Company and the Exchange Guarantees have been duly authorized by each of the Guarantors and, when executed and authenticated and issued and delivered by the Company and each of the Guarantors in exchange for the Securities and the Guarantees, respectively, pursuant to the Exchange Offer (as defined in the Registration Rights Agreement), will constitute valid and binding obligations of the Company and each of the Guarantors, as the case may be, enforceable against the Company and each of the Guarantors, as the case may be, in accordance with their respective terms, except as the enforcement thereof may be limited by the Enforcement Exception.

          (xii) Description of the Securities, the Guarantees and the Indenture. The Securities, the Guarantees and the Registration Rights Agreement will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and will be in substantially the respective forms previously delivered to the Initial Purchasers. The Exchange Securities will conform in all material respects to the statements relating thereto contained in the Offering Memorandum and the Registration Statement at the time it becomes effective. There are no contracts or documents which are required to be described in a registration statement on Form S-1 under the 1933 Act which have not been described in the Offering Memorandum.

          (xiii) Absence of Defaults and Conflicts. Neither the Company nor any of the Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject (collectively, "Agreements and Instruments") or has violated or is in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their assets or properties, except in each case for such defaults or violations that have been waived or would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement, the Securities, the Guarantees, the Exchange Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Company or any of the Guarantors in connection with the transactions contemplated hereby or thereby or in the Offering Memorandum and the consummation of the transactions contemplated herein and in the Offering Memorandum (including the issuance and sale of the Securities and the Guarantees and the use of the proceeds from the sale of the Securities and the Guarantees as described in the Offering Memorandum under the caption "Use of Proceeds") and compliance by the Company and the Guarantors with their respective obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of the Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their assets or properties, to the extent that such conflict, breach or violation would result in a Material Adverse Effect; provided, however, that, for purposes of this representation and warranty only, the amendment to the Credit Facility (as defined below) as described in the Offering Memorandum shall be deemed to have been effective as of the date hereof. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries which has not been repurchased, redeemed or repaid.

          (xiv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company and the Guarantors, is imminent, and the Company and the Guarantors are not aware of any existing or imminent labor disturbance by the employees of any of their or any of the Subsidiaries' principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

          (xv) Absence of Proceedings. Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or any Guarantor, threatened, against or affecting the Company or any Subsidiary thereof which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or any of the Subsidiaries or the consummation of this Agreement or the Registration Rights Agreement or the performance by the Company and the Guarantors of their respective obligations hereunder and thereunder or under the Indenture, the Registration Rights Agreement, the DTC Agreement, the Securities, the Guarantees or the Exchange Securities. The aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary thereof is a party or of which any of their respective properties or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xvi) Possession of Intellectual Property. The Company and the Subsidiaries own, possess or license, or, to the knowledge of the Company, can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property (including Intellectual Property which is licensed) or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

          (xvii) Absence of Further Requirements. Except as disclosed in the Offering Memorandum, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or any of the Guarantors of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities and the Guarantees hereunder or the consummation of the transactions contemplated by, or for the due execution, delivery or performance of, this Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement, the Securities, the Guarantees, the Exchange Securities or any other agreement or instrument entered into or issued or to be entered into or issued by the Company or any of the Subsidiaries in connection with the consummation of the transactions contemplated herein and in the Offering Memorandum (including the issuance and sale of the Securities and the Guarantees and the use of the proceeds from the sale of the Securities and the Guarantees as described in the Offering Memorandum under the caption "Use of Proceeds").

          (xviii) Possession of Licenses and Permits. The Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") which are material to the Company and each of the Guarantors issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them respectively; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, nor are there, to the knowledge of the Company or any Guarantor, pending or threatened actions, suits, claims or proceedings against the Company or any Subsidiary before any court, governmental agency or body or otherwise that, if successful, would limit, revoke, cancel, suspend or cause not to be renewed any Governmental License, in each case, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xix) Title to Property. The Company and the Subsidiaries have good and marketable title to all real property owned by the Company and the Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Offering Memorandum, including the financial statements and schedules and other information contained in the Offering Memorandum, or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of the Subsidiaries; and all of the leases and subleases material to the business of the Company and the Subsidiaries, considered as one enterprise, and under which the Company or any of the Subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any of the Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of such the Company or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xx) Tax Returns. All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, federal, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and the Subsidiaries, except for such taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of all federal, state, local and foreign tax liabilities of the Company and each Subsidiary for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax that is reasonably expected to be payable for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

          (xxi) Insurance. The Company and the Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.

          (xxii) Solvency. The Company and each of the Guarantors is, and immediately after the Closing will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company and each Guarantor, as the case may be, on a particular date, that on such date (A) the fair market value of the assets of the Company or such Guarantor is greater than the total amount of liabilities (including contingent liabilities) of the Company or such Guarantor, (B) the present fair salable value of the assets of the Company or such Guarantor is greater than the amount that will be required to pay the probable liabilities of the Company or such Guarantor on its debts as they become absolute and mature, (C) the Company or such Guarantor is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (D) the Company or such Guarantor does not have unreasonably small capital.

          (xxiii) Offering Material Distribution. The Company and the Guarantors have not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities and the Guarantees, will not distribute any offering material in connection with the offering and sale of the Securities and the Guarantees other than the Offering Memorandum and other materials, if any, permitted by the 1933 Act and approved by the Representative.

          (xxiv) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company, the Guarantors or any affiliate of the Company or any Guarantor, on the one hand, and any director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required by the 1933 Act or by the rules and regulations enacted thereunder to be described in a registration statement on Form S-1 which is not so described or is not described as required in the Offering Memorandum.

          (xxv) Absence of Defaults on Senior Indebtedness. No event of default exists under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument constituting Senior Indebtedness (as defined in the Indenture).

          (xxvi) Environmental Laws. Except as described in the Offering Memorandum and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company or any of the Subsidiaries, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (D) there are no events or circumstances known to the Company or any of the Subsidiaries that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or Environmental Laws.

          (xxvii) Investment Company Act. The Company and each of the Guarantors is not, and upon the issuance and sale of the Securities and the Guarantees as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxviii) Credit Facility. The Restated Credit Agreement dated as of June 30, 1997, among the Company, as borrower, the Guarantors, as guarantors, the lenders named therein and Bank One, Louisiana, National Association, as administrative and syndication agent for the lenders (the "Credit Facility"), is in full force and effect, and the Company and the Guarantors have performed all of their respective material obligations thereunder required to be performed by them on or prior to the date hereof. The Credit Facility conforms in all material respects to the description thereof contained in the Offering Memorandum.

          (xxix) Rule 144A Eligibility. The Securities and the Guarantees are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

          (xxx) No General Solicitation. None of the Company, the Guarantors or any of their respective affiliates, as such term is defined in Rule 501(b) under the 1933 Act ("Affiliates"), or any person acting on their behalf (other than the Initial Purchasers or any person acting on their behalf, as to whom the Company and the Guarantors make no representation) has engaged or will engage, in connection with the offering of the Securities and the Guarantees, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

          (xxxi) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in
     Section 2, it is not necessary in connection with the offer, sale and delivery of the Securities and Guarantees to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities and the Guarantees under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act").

          (xxxii) No Directed Selling Efforts. With respect to those Securities and Guarantees sold in reliance on Regulation S, (A) none of the Company, the Guarantors, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers or any person acting on their behalf, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

          (xxxiii) PORTAL. The Company and the Guarantors have been advised by the National Association of Securities Dealers, Inc. Private Offerings, Resales and Trading Through Automated Linkages ("PORTAL") Market that the Securities and the Guarantees will be designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

     (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of the Subsidiaries delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company and the Subsidiaries to each Initial Purchaser as to the matters covered thereby.

     SECTION 2.  Sale and Delivery to Initial Purchasers; Closing.

     (a) Securities and Guarantees. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Guarantors agree to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company and the Guarantors, at the price set forth in Schedule C, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Securities which such

Initial Purchaser may become obligated to purchase pursuant to the provisions of
Section 11 hereof.

     (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities and the Guarantees shall be made at the office of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas 77010, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. on the fifth business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representative, the Company and the Guarantors (such time and date of payment and delivery being herein called the "Closing Time").

     Payment shall be made to the Company and the Guarantors by wire transfer of immediately available funds to a bank account designated by the Company and the Guarantors, against delivery to the respective accounts of the Initial Purchasers of certificates for the Securities and Guarantees to be purchased by them. It is understood that each Initial Purchaser has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities and Guarantees which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities and Guarantees to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder. The certificates representing the Securities shall be registered in the name of Cede & Co. pursuant to the DTC Agreement, or physical certificates representing the Securities and the Guarantees shall be registered in the names and denominations requested by the Initial Purchasers, and in either case shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 9:00 A.M. on the last business day prior to the Closing Time.

     (c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company and each of the Guarantors that (i) it is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act (an "Accredited Investor") and (ii) with respect to those Securities and Guarantees sold in reliance on Regulation S, (A) has not engaged and will not engage in any directed selling efforts within the meaning of Regulation S and
(B) has complied and will comply with the offering restrictions requirement of Regulation S.

     (d) Denominations; Registration. Certificates for the Securities (including the Guarantees) shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representative may request in writing at least one full business day before the Closing Time.

     SECTION 3. Covenants of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, covenant with each Initial Purchaser as follows:

     (a) Offering Memorandum. The Company and the Guarantors, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

     (b) Notice and Effect of Material Events. The Company and the Guarantors will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company or any Guarantor of information relating to the offering of the Securities and the Guarantees with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities and the Guarantees by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material changes in or affecting the earnings, business affairs or business prospects of the Company and the Subsidiaries which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of the Company and the Guarantors, their counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company and the Guarantors will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

     (c) Amendment to Offering Memorandum And Supplements. The Company and the Guarantors will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers. Neither the consent of the Initial Purchasers to, nor the Initial Purchaser's delivery of, any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

     (d) Qualification of Securities and Guarantees for Offer and Sale. The Company and the Guarantors will use their best efforts to qualify the Securities and the Guarantees for offering and sale under the applicable securities laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect as long as reasonably required for the sale of the Securities and the Guarantees to Subsequent Purchasers; provided, however, that the Company and the Guarantors shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

     (e) Integration. The Company and the Guarantors agree that they will not and will cause their affiliates not to make any offer or sale of securities of the Company or any Guarantor of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale could be deemed to render invalid (for the purpose of (i) the sale of the Securities and the Guarantees by the Company and the Guarantors to the Initial Purchasers, (ii) the resale of the Securities and the Guarantees by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities and the Guarantees by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S promulgated thereunder or otherwise.

     (f) Rating of Securities. The Company shall take all reasonable action necessary to enable Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's") to provide their respective credit ratings of the Securities and the Guarantees.

     (g) Use of Proceeds. The Company and the Guarantors will use the net proceeds received by them from the sale of the Securities and the Guarantees in the manner specified in the Offering Memorandum under "Use of Proceeds".

     (h) Restriction on Sale of Securities. During a period of 180 days from the date of the Offering Memorandum, the Company and the Guarantors will not, without the prior written consent of the Representative, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer, any debt securities or guarantees of debt securities of the Company or file a registration statement under the 1933 Act with respect to the foregoing (other than borrowings under the Credit Facility, the Securities, the Guarantees and the Exchange Securities).

     (i) DTC Clearance. The Company and the Guarantors will use all reasonable efforts in cooperation with the Initial Purchasers to permit the Securities and the Guarantees to be eligible for clearance and settlement through DTC.

     (j) Legends. Each certificate for a Security (including the Guarantee) will bear the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

     (k) Periodic Reports. For a period of three years after the Closing Time, the Company and the Guarantors will furnish to the Initial Purchasers copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company and the Guarantors generally to the holders of the Securities and the Guarantees or to security holders of its publicly issued securities generally.

     SECTION 4.  Payment of Expenses.

     (a) Expenses. The Company and the Guarantors, jointly and severally, will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and delivery of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, the Registration Rights Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities and the Guarantees, (iii) the preparation, issuance and delivery of the certificates for the Securities and the Guarantees to the Initial Purchasers, including any charges of DTC in connection therewith,
(iv) the fees and disbursements of the Company's and the Guarantors' counsel, accountants and other advisors, (v) the qualification of the Securities and the Guarantees under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Guarantees, (vii) any fees payable in connection with the rating of the Securities, and (viii) any fees payable in connection with the initial and continued designation of the Securities and Guarantees as PORTAL securities and the listing of the Exchange Securities and the Exchange Guarantees on the New York Stock Exchange.

     (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 10(a)(i) or 10(a)(ii) hereof, the Company and the Guarantors, jointly and severally, shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

     SECTION 5. Conditions of Initial Purchasers' Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company and the Guarantors contained in

Section 1 hereof or in certificates of any officer of the Company or any of the Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their covenants and other obligations hereunder, and to the following further conditions:

     (a) Opinion of Counsel for Company and the Guarantors. At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Ervin, Cohen & Jessup LLP, counsel for the Company and the Guarantors, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Initial Purchasers may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of California and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinion of Fulbright & Jaworski L.L.P., or such other counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Guarantors and the Subsidiaries and certificates of public officials.

     (b) Opinion of Counsel for Initial Purchasers. At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Fulbright & Jaworski L.L.P., counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers with respect to the matters set forth in (i) and
(ii) (solely with respect to the Company), (vii) through (xii), inclusive, (xvi) (solely as to the Securities, the Guarantees and the Indenture) and the second from last paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Guarantors and the Subsidiaries and certificates of public officials.

     (c) Officers' Certificate. At the Closing Time, (i) the Offering Memorandum, as it may then be amended or supplemented, including the documents incorporated by reference therein, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; (ii) there shall not have been, since the respective dates as of which information is given in the Offering Memorandum, any Material Adverse Effect whether or not arising in the ordinary course of business; (iii) the Company and the Guarantors shall have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time; and (iv) the representations and warranties of the Company and the Guarantors in Section 1 shall be accurate and true and correct as though expressly made at and as of the Closing Time. At the Closing Time, the Initial Purchasers shall have received a certificate of the Chief Executive Officer and of the Chief Financial Officer of the Company, dated as of the Closing Time, to such effect.

     (d) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Deloitte & Touche LLP, independent auditors, a letter dated such date, in form and substance satisfactory to the Representative or to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained or incorporated by reference in the Offering Memorandum and in the form of Exhibit B attached hereto. Deloitte & Touche LLP shall include either in such letter or in a separate writing a consent to the inclusion or the incorporation by reference of its report in the Offering Memorandum and to the reference to it under the caption "Independent Auditors" in the Offering Memorandum.

     (e) Bring-down Comfort Letter. At the Closing Time, the Initial Purchasers shall have received from Deloitte & Touche LLP, independent auditors, a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

     (f) Maintenance of Rating. At the Closing Time, the Securities and the Guarantees shall be rated at least B2 by Moody's and B-plus by S&P, and the Company and the Guarantors shall have delivered to the Representative a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representative, confirming that the Securities and the Guarantees have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities and the Guarantees or any of the Company's and the other Guarantors' other debt securities by any nationally recognized securities rating agency, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities and the Guarantees or any of the Company's and the other Guarantors' other debt securities.

     (g) PORTAL. At the Closing Time, the Securities and Guarantees shall have been designated for trading on PORTAL.

     (h) Registration Rights Agreement and Indenture. The Company and each of the Guarantors shall have duly authorized, executed and delivered the Registration Rights Agreement and the Indenture to the Initial Purchasers in a form and substance satisfactory to the Representative and counsel to the Initial Purchasers.

     (i) Additional Documents. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities and the Guarantees as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Guarantors in connection with the issuance and sale of the Securities and the Guarantees as herein contemplated shall be satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

     (j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6. Subsequent Offers and Resales of the Securities and the Guarantees.

     (a) Offer and Sale Procedures. Each of the Initial Purchasers, the Company and the Guarantors hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities and the
Guarantees:

          (i) Offers and Sales only to Qualified Institutional Buyers. Offers and sales of the Securities and the Guarantees will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made (A) to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) or (B) to non-U.S. persons outside the United States whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the 1933 Act.

          (ii) No General Solicitation. The Securities and the Guarantees will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering of the Securities.

          (iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of a Security or Guarantee acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause (i) above, each third party shall, in the judgment of the applicable Initial Purchaser, be an institutional accredited investor as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D or a Qualified Institutional Buyer or a non-U.S. person outside the United States.

          (iv) Subsequent Purchaser Notification. Each Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Securities and Guarantees from such Initial Purchaser or affiliate, as the case may be, in the United States that the Securities and the Guarantees (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with Rule 904 of Regulation S, or (3) inside the United States in accordance with (x) Rule 144A to a person whom the Seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities and Guarantees for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) the exemption from registration under the 1933 Act provided by Rule 144, if available.

          (v) Restrictions on Transfer. The transfer restrictions set forth in Sections 202(a), 202(b), 305 and 307 of the Indenture, including the legend required thereby, shall apply to the Securities and the Guarantees except as otherwise agreed by the Company, the Guarantors and the Initial Purchasers. Following the sale of the Securities and the Guarantees by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company and the Guarantors for any losses, damages or liabilities suffered or incurred by the Company and the Guarantors, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale or transfer of any Security, except for the indemnification obligations of the Initial Purchasers pursuant to Sections 7 and 8 hereof.

     (b) Covenants of the Company and the Guarantors. The Company and the Guarantors covenant with each Initial Purchaser as follows:

          (i) Due Diligence. In connection with the original distribution of the Securities and the Guarantees, the Company and the Guarantors agree that, prior to any offer or resale of the Securities and the Guarantees by the Initial Purchasers, the Initial Purchasers and counsel for the Initial Purchasers shall have the right to make reasonable inquiries into the business of the Company and the Subsidiaries. The Company and the Guarantors also agree to provide answers to each prospective Subsequent Purchaser of Securities and the Guarantees who so requests concerning the Company and the Subsidiaries (to the extent that such information is available or can be acquired and made available to prospective Subsequent Purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law) and the terms and conditions of the offering of the Securities and the Guarantees, as provided in the Offering Memorandum.

          (ii) Integration. The Company and the Guarantors agree that they will not and will cause their respective Affiliates not to make any offer or sale of securities of the Company or the Guarantors of any class if, as a result of the doctrine of "integration" referred to in Rule 502 promulgated under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities and the Guarantees by the Company and the Guarantors to the Initial Purchasers, (ii) the resale of the Securities and the Guarantees by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities and the Guarantees by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

          (iii) Rule 144A Information. The Company and the Guarantors agree that, in order to render the Securities and the Guarantees eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities and the Guarantees remain outstanding, they will make available, upon request, to any holder of Securities and the Guarantees or prospective purchasers of Securities and Guarantees the information specified in Rule 144A(d)(4), unless the Company and the Guarantors furnish information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is herein referred to as "Additional Information").

          (iv) Restriction on Repurchases. Until the expiration of one year after the original issuance of the Securities and the Guarantees, the Company and the Guarantors will not, and will cause their respective Affiliates not to, purchase or agree to purchase or otherwise acquire any Securities or Guarantees which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as against acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions) unless, immediately upon any such purchase, the Company, the Guarantors or any Affiliate shall submit such Securities or Guarantees to the Trustee for cancellation.

     (c) Resale Pursuant to Rule 903 of Regulation S or Rule 144A. Each Initial Purchaser understands that the Securities and the Guarantees have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act. Each Initial Purchaser represents and agrees, that, except as permitted by Section 6(a) above, it has offered and sold Securities and Guarantees and will offer and sell Securities and Guarantees (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities and the Guarantees commences and the Closing Time, only in accordance with Rule 903 of Regulation S or Rule 144A under the 1933 Act. Accordingly, neither the Initial Purchasers, their affiliates nor any persons acting on their behalf have engaged or will engage in any directed selling efforts with respect to Securities and Guarantees, and the Initial Purchasers, their affiliates and any person acting on their behalf have complied and will comply with the offering restriction requirements of Regulation S. Each Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities and Guarantees (other than a sale of Securities and Guarantees pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities and Guarantees from it or through it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities and Guarantees covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities and the Guarantees commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A promulgated under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in the above paragraph have the meanings given to them by Regulation
S.

Each Initial Purchaser severally represents and agrees that it has not entered and will not enter into any contractual arrangements with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company and the Guarantors.

     SECTION 7.  Indemnification.

     (a) Indemnification of Initial Purchasers. The Company and each of the Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto (including any document incorporated by reference into the Preliminary Offering Memorandum or Final Offering Memorandum)), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Guarantors by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum (or any amendment thereto) provided, further, that the Company and the Guarantors will not be liable to the Initial Purchasers or any person controlling such Initial Purchasers with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum to the extent that the Company and the Guarantors shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that the Initial Purchaser sold securities to a person to whom such Initial Purchaser failed to send or give, at or prior to the written confirmation of the sale of such Securities, a copy of the Final Offering Memorandum (as amended or supplemented) if the Company and the Guarantors have previously furnished copies thereof to the Initial Purchasers (sufficiently in advance of the Closing Time to allow for distribution of the Final Offering Memorandum in a timely manner) and complied with their obligations under Sections 3(b) and 3(c) hereof and the loss, liability, claim, damage or expense of the Initial Purchasers resulted from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from such Preliminary Offering Memorandum (as amended or supplemented) which was corrected in the final Offering Memorandum (as amended or supplemented).

     (b) Indemnification of Company, Guarantors and Directors. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, the

Guarantors and their directors and each person, if any, who controls the Company or the Guarantors within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company or the Guarantors by such Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by Merrill Lynch in the case of subsection (a) of this Section 7, representing the indemnified parties under such subsection (a) who are parties to such action or actions) or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnified party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Securities and the Guarantees pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities and the Guarantees pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities and the Guarantees pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantors and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities and the Guarantees.

     The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities (including the Guarantees) underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company or any Guarantor, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and such Guarantor. The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of Securities (including the Guarantees) set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 9. Representations Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of the Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company or any Guarantor, and shall survive delivery of the Securities (including the Guarantees) to the Initial Purchasers.

     SECTION 10.  Termination of Agreement.

     (a) Termination; General. The Representative may terminate this Agreement, by notice to the Company and the Guarantors, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any Material Adverse Effect, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred a downgrading in the rating assigned to the Securities or the Guarantees or any of the Company's or any Guarantor's other debt securities by any nationally recognized securities rating agency, or if such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities, the Guarantees or any of the Company's or Guarantor's other debt securities or guarantees of debt securities, or (iii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Securities or the Guarantees or to enforce contracts for the sale of the Securities or the Guarantees, or (iv) if trading in any securities of the Company or any Guarantor has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ National Market System has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(v) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 11. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other Initial Purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

     No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Representative, the Company or the Guarantors shall have the right to postpone the Closing Time for a period not exceeding seven days in order to reflect any required changes in the Offering Memorandum or in any other documents or arrangement. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this
Section 11.

     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representative at North Tower, World Financial Center, New York, New York 10281-1201, attention of Christopher Turner, with a copy to Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas 77010-3095, Attention of Robert F. Gray, Jr.; notices to the Company shall be directed to it at 3850 North Causeway, Suite 1770, Metairie, Louisiana 70002, attention of Matthew W. Hardy, with a copy to Ervin, Cohen & Jessup LLP, 9401 Wilshire Boulevard, 9th Floor, Beverly Hills, California 90212, attention of Bertram K. Massing.

     SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Initial Purchasers, the Company and the Guarantors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Company and the Guarantors and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Company and the Guarantors and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.
No purchaser of Securities and Guarantees from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Guarantors a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers, the Company and the Guarantors in accordance with its terms.

                              Very truly yours,


                              NEWPARK RESOURCES, INC.



                              By: /s/ JAMES D. COLE
                                 ------------------
                                    James D. Cole, Chairman of the Board,
                                    President and Chief Executive Officer


                              SOLOCO, L.L.C.
                              NEWPARK ENVIRONMENTAL
                                MANAGEMENT COMPANY, L.L.C.
                              NEWPARK DRILLING FLUIDS, INC.
                              SUPREME CONTRACTORS, INC.
                              EXCALIBAR MINERALS, INC.
                              EXCALIBAR MINERALS OF LA., L.L.C.
                              CHEMICAL TECHNOLOGIES, INC.
                              NEWPARK ENVIRONMENTAL
                                SERVICES, INC.
                              BOCKMON CONSTRUCTION
                                COMPANY, INC.
                              MALLARD & MALLARD OF LA., INC.



                              By: /s/ JAMES D. COLE
                                 ------------------
                                    James D. Cole
                                    Chairman of the Board

                              SOLOCO TEXAS, L.P.
                              BATSON-MILL, L.P.
                              NEWPARK ENVIRONMENTAL SERVICES
                                OF TEXAS L.P.
                              NEWPARK TEXAS DRILLING FLUIDS, L.P.
                              NES PERMIAN BASIN, L.P.
                              NID, L.P.
                              NEWPARK ENVIRONMENTAL SERVICES
                                MISSISSIPPI, L.P.
                              NEWPARK SHIPHOLDING TEXAS, L.P.

                              By:  Newpark Holdings, Inc.,
                                    Its General Partner



                              By: /s/ JAMES D. COLE
                                 ------------------
                                    James D. Cole
                                    President


                              NEWPARK TEXAS, L.L.C.
                              NEWPARK HOLDINGS, INC.



                              By: /s/ JAMES D. COLE
                                 ------------------
                                    James D. Cole
                                    President

CONFIRMED AND ACCEPTED,
 as of the date first above written:



MERRILL LYNCH, PIERCE, FENNER & SMITH
        INCORPORATED

DEUTSCHE MORGAN GRENFELL INC.

SALOMON BROTHERS INC

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED



By /s/ CHRISTOPHER G. TURNER
  --------------------------
      Authorized Signatory



For itself and the other Initial Purchasers named in Schedule A hereto.

                                  SCHEDULE A


                                                         Principal
                                                         Amount of
       Name of Initial Purchaser                         Securities
       -------------------------                        ------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated..........................      $ 50,000,000
Deutsche Morgan Grenfell Inc......................        37,500,000
Salomon Brothers Inc..............................        37,500,000
                                                        ------------

    Total.........................................      $125,000,000
                                                        ============

                                  SCHEDULE B

                                  Guarantors
                                  ----------

            SOLOCO, L.L.C. (a Louisiana limited liability company)
               SOLOCO TEXAS, L.P. (a Texas limited partnership)
                BATSON-MILL, L.P. (a Texas limited partnership)
         NEWPARK TEXAS, L.L.C. (a Louisiana limited liability company)
               NEWPARK HOLDINGS, INC. (a Louisiana corporation)
               NEWPARK ENVIRONMENTAL MANAGEMENT COMPANY, L.L.C.
                    (a Louisiana limited liability company)
                 NEWPARK ENVIRONMENTAL SERVICES OF TEXAS L.P.
                         (a Texas limited partnership)
              NEWPARK DRILLING FLUIDS, INC. (a Texas corporation)
              SUPREME CONTRACTORS, INC. (a Louisiana corporation)
                EXCALIBAR MINERALS, INC. (a Texas corporation)
   EXCALIBAR MINERALS OF LA., L.L.C. (a Louisiana limited liability company)
               CHEMICAL TECHNOLOGIES,INC. (a Texas corporation)
       NEWPARK TEXAS DRILLING FLUIDS, L.P. (a Texas limited partnership)
             NES PERMIAN BASIN, L.P. (a Texas limited partnership)
         NEWPARK ENVIRONMENTAL SERVICES, INC. (a Delaware corporation)
                    NID, L.P. (a Texas limited partnership)
           BOCKMON CONSTRUCTION COMPANY, INC. (a Texas corporation)
               NEWPARK ENVIRONMENTAL SERVICES MISSISSIPPI, L.P.
                      (a Mississippi limited partnership)
         NEWPARK SHIPHOLDING TEXAS, L.P. (a Texas limited partnership)
           MALLARD & MALLARD OF LA., INC. (a Louisiana corporation)


                               Other Subsidiaries
                               ------------------

                   BFC OIL COMPANY (a Louisiana corporation)
            CONSOLIDATED MAYFLOWER MINES, INC. (a Utah corporation)
               FLORIDA MATT RENTAL, INC. (a Florida corporation)
               CHESSHER CONSTRUCTION, INC. (a Texas corporation)
              GEORGE R. BROWN SERVICES, INC. (a Texas corporation)
                  JPI ACQUISITION CORP. (a Texas corporation)
                 MALLARD & MALLARD, INC. (a Texas corporation)
               INTERNATIONAL MAT, LTD. (a Cayman Islands company)
       IML DE VENEZUELA, LLC (a Cayman Islands limited liability company)
                     SOLOCO FSC, INC. (a Barbados company)

                                   SCHEDULE C

                            NEWPARK RESOURCES, INC.

                $125,000,000 Senior Subordinated Notes due 2007


     1. The initial offering price of the Securities (including the Guarantees) shall be 100.0% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

     2. The purchase price to be paid by the Initial Purchasers for the Securities and the Guarantees shall be 97.5% of the principal amount thereof.

     3.   The interest rate on the Securities shall be 8-5/8% per annum.

     4. The interest payment dates of the Securities shall be June 15 and December 15, commencing June 15, 1998.

     5. The Securities and the Guarantees will be redeemable at the option of the Company and the Guarantors, in whole or in part, at any time on or after December 15, 2002, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning December 15 of the years indicated below:


                       REDEMPTION
YEAR                      PRICE
----                   -----------
2002.................     104.313%
2003.................     102.875%
2004.................     101.438%
2005 and thereafter..     100.000%


     6. At any time and from time to time prior to Company may redeem in the aggregate up to 35% of the original principal amount of or on December 1, 2000, the the Notes with the proceeds of one or more Public Equity Offerings (as defined in the Indenture), at a redemption price (expressed as a percentage of principal amount) of 108.625% plus accrued interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least $81.25 million aggregate principal amount of the Notes must remain outstanding after each such redemption. Any such redemption must occur within 60 days following the closing of such Public Equity Offering.

                                                                       Exhibit A
                                                                       ---------



                     FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                 SECTION 5(a)


     (i) Each of the Company and each Guarantor has been duly incorporated (or organized, as the case may be) and is validly existing as a corporation (or limited partnership or limited liability company, as the case may be) in good standing under the laws of its respective jurisdiction of incorporation (or organization, as the case may be). As used herein, the term "in good standing" means that the entity in question has made all filings required to be made, and paid all fees required to be paid in connection therewith, through the date hereof, pursuant to the terms of the general corporation law (or other applicable organizational statute) of its respective jurisdiction of organization except, with respect to the Guarantors, where the failure to make such filing or pay such fee would not have a Material Adverse Effect.

     (ii) Each of the Company and each Guarantor has the requisite corporate (or partnership or limited liability company, as the case may be) power and authority to own, lease and operate its respective properties and to conduct its respective business as described in the Offering Memorandum and to enter into and perform its respective obligations under each of the Purchase Agreement, Registration Rights Agreement, Indenture, Securities, Guarantees, Exchange Securities and DTC Agreement (collectively, the "Covered Instruments") to which it is a party.

     (iii) Each of the Company and each Guarantor is duly qualified to transact business as a foreign corporation (or limited partnership or limited liability company, as the case may be) in, and is in good standing under the laws of, all jurisdictions where the ownership or leasing of its respective properties or the conduct of its respective business requires such qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

     (iv) The shares of the issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the statutory preemptive or other similar statutory rights of any securityholder of the Company.

     (v) All the issued and outstanding shares of capital stock of each of the corporate Guarantors have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company free and clear of any security interest or any other security interests, liens, encumbrances, equities or claims.

     (vi) The partner interests in each Guarantor that is a limited partnership and the membership interests in each Guarantor that is a limited liability company have been validly issued and fully paid and are owned beneficially by the Company, free and clear of any liens, claims, encumbrances or other similar rights in favor of third parties.

     (vii) The Purchase Agreement has been duly authorized, executed and delivered by the Company and by each of the Guarantors.

     (viii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and by each of the Guarantors, and constitutes the valid and binding obligation of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms.

     (ix) The DTC Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     (x) The Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors and constitutes the valid and binding obligation of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms.

     (xi) The Securities and the Guarantees are in the form contemplated by the Indenture and have been duly authorized by the Company and each of the Guarantors, and when executed by the Company and each of the Guarantors (as applicable) and authenticated by the Trustee in the manner provided in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with their respective terms, and will be entitled to the benefits of the Indenture.

     (xii) The Exchange Securities have been duly authorized, and when executed by the Company and each of the Guarantors in exchange for the Securities and Guarantees pursuant to the Exchange Offer, will constitute valid and binding obligations of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with their respective terms.

     (xiii) The Securities, the Guarantees, the Exchange Securities, the Registration Rights Agreement and the Indenture conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

     (xiv) The documents incorporated by reference in the Offering Memorandum (the "Incorporated Documents") (other than the financial statements and supporting schedules therein, as to which no opinion need be rendered), when they were filed with the Commission or as subsequently amended, complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

     (xv) There is not pending or, to the best of our knowledge, threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary is a party, or to which the property of the Company or any Subsidiary is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company or any Guarantor of its respective obligations thereunder or under the Securities, the Guarantees or the Exchange Securities.

     (xvi) The information contained in the Offering Memorandum under the captions "Risk Factors -- Impact of Government Regulation", "Risk Factors -- Failure to Comply With Governmental Regulations", "Business -- Environmental Regulation", "Business -- Environmental Proceedings" and "Description of Certain Other Indebtedness", to the extent that it constitutes matters of law, summaries of legal matters, summaries of the Company's charter and bylaws and summaries of legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

     (xvii) Neither the Company nor any of the Guarantors is in violation of its charter or bylaws (or if a partnership, limited liability company or other legal entity, of its equivalent constituent documents), and, to the best of our knowledge, no default by the Company or any of the Guarantors exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Memorandum or filed or incorporated by reference as an exhibit to the Offering Memorandum or any Incorporated Document, which default, singly or in the aggregate, would have a Material Adverse Effect.

     (xviii) All descriptions in the Offering Memorandum and in the documents incorporated by reference therein of contracts and other documents to which the Company, any Guarantor or any of their subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments that would be required to be described in the Offering Memorandum (assuming that the Offering Memorandum were included in a Registration Statement on Form S-1) and in the documents incorporated by reference therein that are not described or referred to in the Offering Memorandum or in the documents incorporated by reference therein other than those described or referred to therein, and the descriptions thereof or references thereto are correct in all material respects.

     (xix) No authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency, domestic or foreign, is necessary in connection with the due authorization, execution and delivery of the Purchase Agreement or the due execution, delivery or performance of the Indenture by the Company or any of the Guarantors or for the offering, issuance, sale or delivery of the Securities and the Guarantees to the Initial Purchasers or for the resale of the Securities and the Guarantees by the Initial Purchasers in accordance with the Purchase Agreement and in the manner contemplated by the Offering Memorandum, or for the performance by the Company or any of the Guarantors of their respective obligations thereunder, in connection with the offering, issuance or sale of the Securities and the Guarantees pursuant to the Purchase Agreement and in the manner contemplated by the Offering Memorandum or the consummation of the transaction contemplated by the Covered Instruments (including the issuance and sale of the Securities and the Guarantees and the use of proceeds from the sale of the Securities and the Guarantees as described in the Offering Memorandum under the caption "Use of Proceeds"), except, with respect to the consummation of the transactions contemplated by the Registration Rights Agreement, such as have been obtained and such as may be required under the 1933 Act or the Trust Indenture Act or Blue Sky or other state securities laws, as to which we express no opinion.

     (xx) It is not necessary in connection with the offer, sale and delivery of the Securities and the Guarantees to the Initial Purchasers and to each Subsequent Purchaser, in each case in the manner contemplated by the Purchase Agreement, the Registration Rights Agreement and the Offering Memorandum, to register the Securities and the Guarantees under the 1933 Act or to qualify the Indenture under the Trust Indenture Act.

     (xxi) The execution, delivery and performance of each of the Covered Instruments to which it is a party by each of the Company and each Guarantor, the consummation of the transactions contemplated by the Purchase Agreement and the Offering Memorandum (including the issuance and sale of the Securities and Guarantees and the use of the proceeds from the sale of the Securities and Guarantees as described in the Offering Memorandum under the caption "Use Of Proceeds"), and compliance by the Company and the Guarantors with their respective obligations under the terms of each the Covered Instruments: (a) have been duly authorized by all necessary corporate, partnership or limited liability company action, as the case may be; (b) do not and will not, whether with or without the giving of notice or the passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xiii) of the Purchase Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Guarantor pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument known to us, to which the Company or any Guarantor is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Guarantor is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect); and (c) will not result in any violation of the provisions of the charter or by-laws or other constituent documents of the Company or any Guarantor, or of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Guarantor or any Subsidiary, or any of their respective properties, assets or operations, to the extent such violation would result in a Material Adverse Effect.

     (xxii) Neither the Company nor any of the Guarantors is an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

     During the course of the preparation of the Offering Memorandum, we have participated in conferences with certain officers and other representatives of the Company at which the contents of the Offering Memorandum and related matters were discussed. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the offering process, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of any portion of the Offering Memorandum (except to the extent set forth in paragraph (xvi) above), and we have not independently verified the accuracy, completeness or fairness of any information contained in the Offering Memorandum. Subject to, and on the basis of the foregoing, no facts have come to our attention that cause us to believe that, as of the date of the Offering Memorandum, the Offering Memorandum contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of the date hereof, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except that we make no comment with respect to the financial statements, notes, schedules or other financial data included or incorporated in or omitted from the Offering Memorandum.

     In rendering such opinion, we are relying (A), to the extent that our opinions with respect to enforceability given in paragraphs (viii), (ix), (x),
(xi) and (xii) involve matters governed by the laws of the State of New York, on the opinion of Fulbright & Jaworksi L.L.P., addressed to the Initial Purchasers, and (B), as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       EXHIBIT B

[DELOITTE & TOUCHE LLP
LETTERHEAD APPEARS HERE]
------------------------        ------------------------------------------------
                                Suite 3700             Telephone: (504) 581-2727
                                One Shell Square       Facsimile: (504) 561-7293
                                701 Poydras Street
                                New Orleans, Louisiana  70139-3700



December 10, 1997

Merrill Lynch & Co.
Deutsche Morgan Grenfell Inc.
Salomon Brothers Inc
c/o Merrill Lynch & Co.
  (as representative of the Initial Purchasers)
250 Vesey Street
New York, New York  10281

Dear Sirs:

We have audited the consolidated balance sheets of Newpark Resources, Inc.
(the Company) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996, included in the Offering Memorandum for $125,000,000 of Newpark Resources, Inc. Senior Subordinated Notes (the Notes) due 2007. Our report with respect thereto is included in the Offering Memorandum. This Offering Memorandum, dated December 10, 1997, is herein referred to as the Offering Memorandum.

This letter is being furnished in reliance upon your representation to us that--

     a. You are knowledgeable with respect to the due diligence review process that would be performed if this placement of securities were being registered pursuant to the Securities Act of 1933 (the Act).

     b. In connection with the offering of the Notes, the review process you have performed is substantially consistent with the due diligence review process that you would have performed if this placement of securities were being registered pursuant to the Act.

In connection with the Offering Memorandum--

     1. We are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

     2. In our opinion, the consolidated financial statements audited by us and included in the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations.

     3. We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 1996; although we have conducted an audit for the year ended December 31, 1996, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the financial statements as of December 31, 1996, and for the year then ended, but not on the financial statements for any interim period within that year. Therefore, we are unable to express any opinion on the unaudited consolidated balance sheet as of September 30, 1997, and the unaudited consolidated statement of income, stockholders' equity, and cash flows for the nine-month periods ended September 30, 1997 and 1996, included in the Offering Memorandum, or on the financial position, results of operations, or cash flows as of any date or for any period subsequent to December 31, 1996.

     4. For purpose of this letter, we have read the 1997 minutes of meetings of the stockholders and the board of directors of the Company as set forth in the minute books as of September 17, 1997, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein; we have carried out other procedures to December 8, 1997, as follows (our work did not extend to the period from December 9, 1997, to December 10, 1997, inclusive):

          a. With respect to the nine-month periods ended September 30, 1997 and 1996, we have--

              (i) Performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited consolidated balance sheet as of September 30, 1997, and unaudited consolidated statements of income, stockholders' equity, and cash flows for the nine-month periods ended September 30, 1997 and 1996, included in the Offering Memorandum.

              (ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in a(i) comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations.

          b. With respect to the period from October 1, 1997 to October 31, 1997, we have--

              (i) Read the unaudited consolidated financial statements of the Company and subsidiaries for October 1997 furnished us by the Company, officials of the Company having advised us that no such financial statements as of any date for any period subsequent to October 31, 1997, were available.

              (ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in b(i) are stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Offering Memorandum.

The foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

5. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

   a. (i) Any material modifications should be made to the unaudited consolidated financial statements described in 4a(i), included in the Offering Memorandum, for them to be in conformity with generally accepted accounting principles.

      (ii) The unaudited consolidated financial statements described in 4a(i) do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations.

   b. (i) At October 31, 1997, there was any change in the capital stock, increase in short-term indebtedness or long-term debt, or decrease in consolidated net current assets or stockholders' equity of the consolidated Company as compared with amounts shown in the September 30, 1997, unaudited consolidated balance sheet included in the Offering Memorandum, except as follows (in thousands of dollars):

                                   September 30,  October 31,
                                       1997          1997     Increase  Decrease

           Capital stock             $   634       $   634     $   --     $ --
           Short-term indebtedness     1,650         1,247         --      403
           Long-term debt             76,392        80,092      3,700       --
           Net current assets         88,257        89,473      1,216       --

      (ii) For the period from October 1, 1997 to October 31, 1997, there were any decreases, as compared to the corresponding period in the preceding year, in consolidated net sales, consolidated operating income or in the total or per-share amounts of consolidated net income, except in all instances for changes, increases, or decreases that the Offering Memorandum discloses have occurred or may occur.

6. As mentioned in 4b, Company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to October 31, 1997, are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after October 31, 1997, have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether at December 8, 1997 there was any change in the capital stock, increase in short-term indebtedness or long-term debt of the consolidated Company as compared with amounts shown on the September 30, 1997, unaudited consolidated balance sheet of the Company included in the Offering Memorandum. We have been informed by officials of the Company that they believe: (1) capital stock, as described in 5b(i), has not changed from September 30, 1997 to December 8, 1997, (2) the decrease in short-term indebtedness, as described in 5b(i), continues in substantially the same amount at December 8, 1997, and (3) the increase in long-term debt, as described in 5b(i), from September 30, 1997 to December 8, 1997 is approximately $16.1 million.

 7. For purposes of this letter, we have also read the items identified by you on the attached copy of the Offering Memorandum, Form 10-K, Form 10-K/A, and the definitive proxy materials and have performed the following procedures, which were applied as indicated with respect to the symbols explained below:

       Compared the amount with the Company's audited financial statements for the period indicated contained in the Offering Memorandum and found them to be in agreement.

       Compared the amount with the Company's audited financial statements for the period indicated and found them to be in agreement after giving effect to the following: (1) a 2-for-1 stock split approved by the board of directors on October 27, 1997, (2) a 2-for-1 stock split approved by the board of directors on May 14, 1997, (3) a 5% stock dividend declared and paid in 1995, and (4) restatement of amounts due to a transaction on February 28, 1997 that was accounted for as a pooling of interests.

       Compared to the amount with a schedule or report prepared by the Company and found them to be in agreement. Amounts appearing in such schedule or report were compared with accounting records of the Company and found to be in agreement.

       Proved the arithmetic accuracy of the amounts, percentages or per share information based upon data contained in the Offering Memorandum.

 8. Our audits of the consolidated financial statements for the Company for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no opinion thereon.

 9. It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely for the foregoing data as set forth in the Offering Memorandum and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

10. This letter is solely for the information of the addressees and to assist the initial purchasers in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the Notes covered by the Offering Memorandum and it is not to be used, circulated, quoted, or otherwise referred to for any purpose, including but not limited to the purchase or sale of the Notes, nor is it to be filed with or referred to in whole or in part in the Offering Memorandum or any other document, except that reference may be made to it in the purchase agreement or in any list of closing documents pertaining to the offering of the Notes covered by the Offering Memorandum.

Very truly yours,


/s/ Deloitte & Touche LLP